                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /      Preliminary Proxy Statement

/X/      Definitive Proxy Statement

/ /      Definitive Additional Materials

/ /      Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                              HARCOR ENERGY, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 ______________________________________________
   (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

/X/      $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:
                 _______________________________________________________________

         2)      Aggregate number of securities to which transaction applies:
________________________________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
_______________________________________________________________________

         4)      Proposed maximum aggregate value of transaction:
________________________________________________________________________________

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:
________________________________________________________________________________

         2)      Form, Schedule or Registration Statement No.:
________________________________________________________________________________

         3)      Filing Party:
________________________________________________________________________________

         4)      Date Filed:
________________________________________________________________________________

                              HARCOR ENERGY, INC.
                       4400 POST OAK PARKWAY, SUITE 2220
                              HOUSTON, TEXAS 77027

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 26, 1995

TO THE STOCKHOLDERS:

         The 1995 Annual Meeting of Stockholders (the "Annual Meeting") of HARCOR ENERGY, INC., a Delaware corporation (the "Company"), will be held on Tuesday, September 26, 1995, at 10:00 a.m., local time, at the Coronado Club located at 910 Travis, Fifth Floor, Houston, Texas, for the following purposes:

                 1. To elect two Directors of Class I and one Director of Class II of the Board of Directors to hold office until the 1998 Annual Meeting of Stockholders and until their respective successors have been elected and qualified, or until their earlier resignation or removal; and

                 2. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

         The Board of Directors intends to present for election as Directors the nominees named in the accompanying Proxy Statement.

         In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on August 25, 1995, as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof. In compliance with Section 219 of the General Corporation Law of the State of Delaware, a list of the stockholders entitled to vote at the Annual Meeting will be open for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for a period of ten (10) days prior to the Annual Meeting at the offices of the Company. The list of stockholders will be available for examination at the Coronado Club on the day of the Annual Meeting from 10:00 a.m., local time, until adjournment of the Annual Meeting.

         All stockholders are cordially invited to attend the Annual Meeting.


                                        By Order of the Board of Directors,



                                        Gary S. Peck
                                        Secretary

September 1, 1995

***************************************************************************
*                                                                         *
*  ALL STOCKHOLDERS ARE URGED TO ATTEND THE ANNUAL MEETING IN PERSON OR   *
*  BY PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS   *
*  OF THE NUMBER OF SHARES YOU MAY HOLD.  WHETHER OR NOT YOU PLAN TO BE   *
*  PRESENT AT THE MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND      *
*  MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING RETURN ENVELOPE.  IF YOU   *
*  RECEIVE MORE THAN ONE PROXY BECAUSE YOUR SHARES ARE REGISTERED IN      *
*  DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY SHOULD BE SIGNED AND     *
*  RETURNED TO ASSURE THAT ALL YOUR SHARES WILL BE VOTED.  THE PROXY      *
*  SHOULD BE SIGNED BY ALL REGISTERED HOLDERS EXACTLY AS THE STOCK IS     *
*  REGISTERED.                                                            *
*                                                                         *
***************************************************************************






                             YOUR VOTE IS IMPORTANT

                      PLEASE COMPLETE YOUR PROXY CARD AND
                     RETURN IT IN THE POSTAGE-PAID ENVELOPE
                         ENCLOSED FOR YOUR CONVENIENCE





                                   FORM 10-K
                                   ---------

         A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1994, as filed with the Securities and Exchange Commission, will be furnished without charge (excluding exhibits) to any stockholder upon written request to the Secretary, HarCor Energy, Inc., 4400 Post Oak Parkway, Suite 2220, Houston, Texas 77027.

                              HARCOR ENERGY, INC.
                       4400 POST OAK PARKWAY, SUITE 2220
                              HOUSTON, TEXAS 77027
                                 (713) 961-1804


                                PROXY STATEMENT


         This proxy statement is furnished to the stockholders of HarCor Energy, Inc., a Delaware corporation (the "Company"), for solicitation of proxies on behalf of the Board of Directors of the Company for use at the 1995 Annual Meeting of Stockholders (the "Annual Meeting") to be held September 26, 1995, and at any and all adjournments and postponements thereof. The purpose of the meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

         Shares represented at the Annual Meeting by an executed and unrevoked proxy in the form enclosed, will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the stockholders as set forth herein, and in accordance with their best judgment on any other matter which may properly come before the Annual Meeting.

         Any proxy given by a stockholder may be revoked by such stockholder at any time before it is exercised by submitting to the Secretary of the Company a duly executed proxy bearing a later date, delivering to the Secretary of the Company a written notice of revocation, or attending the Annual Meeting and voting in person.

         The cost of this solicitation of proxies is being borne by the Company. Solicitations will be made only by the use of the mail, except that, if deemed desirable, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal calls, without being paid additional compensation for such services. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of (i) the Common Stock, par value $.10 per share, of the Company (the "Common Stock"), (ii) the Series B Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series B Preferred Stock"), (iii) the Series C Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series C Preferred Stock"), and (iv) the Series E Junior Convertible Preferred Stock, par value $.01 per share, of the Company (the "Series E Preferred Stock") held of record by such persons, and the Company will reimburse them for their reasonable expenses incurred in this connection.

         The Company's Annual Report to Stockholders, including financial statements, for the year ended December 31, 1994, accompanies but does not constitute part of this proxy statement.

         The mailing to stockholders of this proxy statement and the enclosed proxy will commence on or about September 1, 1995.

                        VOTING SHARES AND VOTING RIGHTS

         Only holders of record of Common Stock and Series B, C and E Preferred Stock at the close of business on August 25, 1995 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof.
At that date, there were outstanding 8,631,207 shares of Common Stock, 20,000 shares of Series B Preferred Stock (convertible into 512,800 shares of Common Stock), and 10,000 shares of Series C Preferred Stock (convertible into 256,400 shares of Common Stock), and 30,000 shares of Series E Preferred Stock (convertible into 857,143 shares of Common Stock). The presence at the Annual Meeting of a majority of the voting power of outstanding shares of Common Stock and Series B, C and E Preferred Stock, represented in person or by proxy, will constitute a quorum. Each holder of Common Stock shall have one vote for each share of Common Stock registered, on the record date, in such holder's name on the books of the Company. Each holder of Series B, C and E Preferred Stock shall have such number of votes per share of Series B, C and E Preferred Stock as shall equal the whole number of shares of Common Stock into which each share of Series B, C and E Preferred Stock registered, on the record date, in such holder's name on the books of the Company, is then convertible.

         A plurality of the votes cast in person or by proxy by the holders of Common Stock and Series B, C and E Preferred Stock, voting together as a single class, is required to elect a director. Accordingly, abstentions and broker non-votes will not affect the outcome of the election. All other matters to be voted on will be decided by the affirmative vote of a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on the vote.

                             ELECTION OF DIRECTORS

         Three directors are to be elected at the Annual Meeting. Messrs. Herbert L. Oakes, Jr. and Francis H. Roth have been nominated to fill two of the three expiring Class I positions on the Board of Directors, to hold office until the 1998 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier resignation or removal. Ambrose K. Monell has been nominated to fill a Class II position to hold office until the 1996 Annual Meeting of Stockholders and until his respective successor has been duly elected and qualified or until his earlier resignation or removal. Messrs. Monell, Oakes and Roth currently serve as directors of the Company. The Class II directors (Messrs. Connolly, Cresci and Rawls) presently hold office until the 1996 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier resignation or removal. Messrs. Connolly and Rawls have advised the Company that they will resign from the Board of Directors effective as of the date of the Annual Meeting. As a result of such resignations and in accordance with the Company's Bylaws, Ambrose K. Monell has been nominated to Class II of the Board of Directors instead of to Class I of the Board of Directors. The Class III directors (Messrs. Dar, Frischkorn, Harrington and Shore) presently hold office until the 1997 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

         Although the Board of Directors knows of no reason why any of these nominees might be unable or refuse to accept nomination or election, if such situation arises, the persons named in the proxy have the right to use their discretion to vote for a substitute nominee or nominees designated by the Board of Directors. All of the nominees have consented to being named herein and to serve if elected.

         The names and ages of the Company's executive officers and directors, including the three nominees for election to the Board of Directors, the principal occupation or employment of each of them during the past five years and at present, the name and principal business of the corporation or other organization, if any, in which such occupation or employment is or was carried on, directorships of other public companies or investment companies held by them, and the period during which the directors have served in that capacity with the Company are set forth below.

                                                   Present Position                                 Director
         Name                        Age           With the Company                                   Since
         ----                        ---           ----------------                                   -----
Mark G. Harrington                   42            Chairman of the Board of Directors and             1987
                                                     Chief Executive Officer
Francis H. Roth*                     57            President, Chief Operating Officer and             1989
                                                     Director
Gary S. Peck                         43            Vice President - Finance, Chief                    N/A
                                                     Financial Officer and Secretary
Albert J. McMullin                   39            Vice President - Land, Contracts and               N/A
                                                     Acquisitions
Robert J. Cresci                     51            Director                                           1994
Vinod K. Dar                         44            Director                                           1992
David E. K. Frischkorn, Jr.          44            Director                                           1992
Ambrose K. Monell*                   41            Director                                           1987
Herbert L. Oakes, Jr.*               49            Director                                           1992
Robert A. Shore                      48            Director                                           1994

- ------------
* Nominee for election at Annual Meeting

         Mr. Harrington has been Chairman of the Board of Directors and Chief Executive Officer of the Company since May 1987. He also is President of Harrington and Company International Incorporated ("Harrington and Company"), an investment company which he founded in 1986. Harrington and Company is the general or managing partner of several limited partnerships which in the aggregate own approximately 20% of the outstanding Common Stock. In 1977, he joined Carl H. Pforzheimer and Co., an investment banking firm, where he became a partner in 1980 and remained as a partner until December 1985. During his eight years with Carl H. Pforzheimer and Co., he worked in the firm's research and corporate finance departments. In 1984, Mr. Harrington helped organize Chipco Energy Corporation, the holding company for the firm's oil and gas assets. He is a director of HCO Energy Ltd. and Jefferson Gas Systems, Inc. Mr. Harrington holds a Bachelor of Business Administration degree and a Master of Business Administration degree, both in finance, from the University of Texas.

         Mr. Roth has been President and Chief Operating Officer of the Company since March 1989. Prior to that time, he served as Vice President - Production of the Company since July 1988. He has been employed in various engineering positions with both Amoco and Chevron in several geographic locations. Prior to joining the Company, he had been employed for 16 years by MCO Resources, Inc., an oil and gas company, in various positions, including General Manager of Operations and Engineering. He also served as Vice President of Drilling and Production and Engineering for MCOR Oil and Gas Corporation, a subsidiary of MCO Resources, Inc. Mr. Roth holds a Bachelor of Science degree in petroleum engineering from the University of Kansas, a Master of Science degree in petroleum engineering from the University of Oklahoma and a Master of Business Administration degree from the University of California.

         Mr. Peck joined the Company as Vice President - Finance and Chief Financial Officer in October 1989 and became Secretary in November 1989. Prior to joining the Company, Mr. Peck acted as a financial consultant to the Company. Mr. Peck was Director of Finance for Herbert L. Farkas Company (a multi-location furniture and business equipment concern) from 1987 to 1989 and was Vice President - Finance and Chief Financial Officer of RAWA, Inc. (a franchising and car rental company) from 1985 to 1987. Prior to that, Mr. Peck had approximately seven years' experience in oil and gas accounting management with Minoco Southern Corporation and MCO Resources, Inc. He graduated from California State University at Long Beach in 1977 with a Bachelor of Science degree in accounting and finance.

         Mr. McMullin joined the Company as Vice President - Land, Contracts and Acquisitions in August 1992. Prior to joining the Company, Mr. McMullin was a gas supply manager for Mitchel Marketing Company since

1991 and for Delhi Gas Pipeline Corporation during 1990. Mr. McMullin also worked as an Accounts Manager for United Gas Pipeline from 1987 to 1989. From 1980 to 1985, Mr. McMullin worked for Atlantic Richfield Company as a landman. He holds a Bachelor of Arts degree in petroleum land management from the University of Texas and earned a Masters in Business Administration from the University of St. Thomas.

         Mr. Cresci has served as a Managing Director of Pecks Management Partners Ltd., an investment management firm, since September 1990. From 1985 to 1990 Mr. Cresci was Vice President of Alliance Capital Management L.P. Mr. Cresci currently serves on the boards of directors of Serv-Tech, Inc., EIS International, Inc., Sepracor, Inc., Vestro Natural Foods, Inc., Olympic Financial, Ltd., GeoWaste, Inc., Hitox, Inc., Natures Elements, Inc, Garnet Resources Corporation, Meris Laboratories, Inc. and several private companies.

         Mr. Dar has been Chairman of Jefferson Gas Systems, Inc. (a natural gas and electric power co-investment concern) since May 1991, and the Managing Director of Dar & Company (a consulting firm to energy companies and financial institutions) since August 1990. Currently he is Senior Advisor, RCG/Hagler, Bailly & Company, an international management consulting firm he helped found in 1980. He was also Chairman of Sunrise Energy Services between 1992 and 1994. Since 1980 Mr. Dar has held a variety of executive positions in the natural gas industry and with management consulting firms. He has been the Senior Vice President of American Exploration Company, an oil and gas firm, and Executive Vice President and Director of Hadson Corporation, a diversified public company. He was the founder and Chief Executive Officer of four major Hadson subsidiaries, Hadson Gas Systems, Hadson New Mexico, Hadson Liquid Fuels and Hadson Electric. He has a Bachelor of Science degree in engineering and a Master's degree in management and finance from MIT, where he also received his doctoral training in economics.

         Mr. Frischkorn has been Senior Vice President and Managing Director of the Energy Corporate Finance Department of Rauscher Pierce Refsnes, Inc., an investment banking firm, since January 1993. From 1988 to 1992, he was President of Frischkorn & Co., a Houston, Texas-based merchant banking firm specializing in oil and gas corporate finance services. Prior to that he served as Vice President, Energy Group of Kidder, Peabody & Co. in Houston, Texas and Senior Vice President, Corporate Finance of Rotan Mosle, Inc. in Houston. He holds a Bachelor of Arts degree in economics and german from Tufts University and a Masters of Business Administration from Columbia.

         Mr. Monell has been Vice President and a director of Harrington and Company since 1986. He has been active in the oil and gas industry since 1976. In 1976, he co-founded Alexander & Ambrose Oil Corporation, a privately-held Denver-based exploration company. He graduated from the University of Virginia in 1976 with a Bachelor of Science degree in foreign affairs.

         Mr. Oakes is Managing Director and a principal of Oakes, Fitzwilliams & Co. Limited, a member of the London Stock Exchange, and which he founded in 1987. In 1973, he joined Dillon, Read & Co. Inc., an investment banking firm, in London. In 1982, he formed H. L. Oakes & Co. Limited specializing in arranging venture and development capital for U.S. and U.K. corporations. He is a director of California Energy Company, Inc., Shared Technologies, Inc., The New World Power Corporation and a number of private corporations in the U.S. and the U.K.

         Mr. Shore was founder and has been Chief Executive Officer of Bakersfield Energy Resources, Inc. since 1990. He is responsible for evaluating and negotiating acquisitions, and planning the development of oil and gas properties for Bakersfield Energy Resources, Inc. For 20 years prior to founding Bakersfield Energy Resources, Inc., Mr. Shore held various engineering, supervisory and management positions with Mission Resources, Texaco Inc. and Getty Oil Company in California. Mr. Shore holds a Bachelor of Science degree in petroleum engineering from Stanford University. He is a member of the American Petroleum Institute, the Society of Petroleum Engineers and the California Independent Petroleum Association. Mr. Shore also serves as a Director of the Stanford University Petroleum Investment Fund.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors has established an Audit Committee, a Stock Option and Compensation Committee and an Executive Committee. The Company does not have a nominating committee.

         The current member of the Audit Committee is David E. K. Frischkorn, Jr. The responsibilities of the Audit Committee include reviewing the scope and results of audits by the Company's independent auditors, the Company's compliance with all accounting and financial reporting requirements, the Company's internal accounting controls, the scope of other services performed by independent auditors, and the cost of all accounting and financial services, and to make recommendations to the Board of Directors as to the appointment of the Company's independent auditors. The Audit Committee held one meeting during 1994.

         The current members of the Stock Option and Compensation Committee are Vinod K. Dar, Daryl H. Connolly and Herbert L. Oakes, Jr. The functions of the Stock Option and Compensation Committee are to monitor the Company's executive compensation plans, practices and policies, including all salaries, bonus and stock option awards and fringe benefits, and to make recommendations to the Board of Directors as to changes in existing executive compensation plans and the formulation and adoption of new executive compensation plans. The Stock Option and Compensation Committee held two meetings during 1994.

         The Board of Directors established the Executive Committee on June 22, 1993. Its current members are James H. Rawls and Daryl H. Connolly. The functions of the Executive Committee are to approve certain executive actions of the Company's officers and to keep the Board of Directors informed of any such actions. The Executive Committee did not hold any meetings during 1994, and the Board of Directors intends to terminate the Executive Committee at its first meeting held after the Annual Meeting.

         During the year ended December 31, 1994, the Board of Directors held 6 meetings. In 1994, each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees on which he served (in each case held during the periods that he served).

COMPENSATION OF DIRECTORS

         During 1994, nonemployee members of the Board of Directors received annual compensation of $10,000 plus $1,000 for each meeting of the Board of Directors attended in person ($250 per telephonic meeting) and reimbursement for their reasonable expenses incurred in connection with their duties and functions as directors. Directors of the Company who are also employees do not receive any compensation for their services as directors.

         On October 14, 1992, the Board of Directors adopted the Company's 1992 Nonemployee Directors' Stock Option Plan (the "Directors' Option Plan"). Under the Directors' Option Plan, upon the later of the effective date of the Directors' Option Plan or the date of their initial election or appointment to the Board of Directors, directors who are not employees of the Company were granted options to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Thereafter, and so long as the Directors' Option Plan is in effect, upon the completion of each full year of service on the Board of Directors, each nonemployee director continuing to serve as a director will automatically be granted an additional option to purchase 5,000 shares of Common Stock at an exercise price equal to 110% of the fair market value of the Common Stock on the date of grant. All options granted under the Directors' Option Plan vest in equal parts over two years.

         Upon their initial appointment to the Board of Directors effective July 6, 1994, Messrs. Cresci and Shore were each granted options to purchase 20,000 shares of common stock at an exercise price of $3.375 per share which was equal to 100% of the fair market value of the common stock on such date.

         Upon the first anniversary of their election to the Board of Directors (July 6, 1995), Messrs. Cresci and Shore were each automatically granted options to purchase 5,000 shares of Common Stock at an exercise price equal to
3.7125 per share, 110% of the fair market value of the Common Stock on such date. Upon completion of their second full year of service after the effective date of the Directors' Option Plan (October 14, 1994), Messrs. Connolly, Dar, Frischkorn, Monell and Rawls were each automatically granted an option to purchase 5,000 shares of Common Stock at an exercise price equal to $4.33125 per share, 110% of the fair market value of the Common Stock on such date.
Upon the second anniversary of his initial election to the Board of Directors (November 17, 1994), Mr. Oakes was automatically granted an option to purchase 5,000 shares of Common Stock at an exercise price equal to $3.85 per share, 110% of the fair market value of the Common Stock on such date.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE THREE (3) NOMINEES FOR DIRECTOR NAMED HEREIN.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT


         The following table sets forth information as to the number and percentage of shares of Common Stock owned beneficially as of August 1, 1995 by
(i) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and each nominee for election as a director, (iii) each Named Executive Officer and (iv) all directors and officers of the Company as a group. Unless otherwise indicated in the footnotes following the table, each named beneficial owner had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them.

                                                                          Shares Owned
                                                                          Beneficially            Percent
                                                                             As of                   of
Beneficial Owner(1)                                                          8/1/95 (2)            Class
- -------------------                                                       ---------------         -------
Harrington and Company International Incorporated(3)  . . . . . . . . .       729,968                8.4
Daryl H. Connolly(4)  . . . . . . . . . . . . . . . . . . . . . . . . .        22,850                 *
Robert J. Cresci(4)(5)  . . . . . . . . . . . . . . . . . . . . . . . .     1,110,000               12.8
Vinod K. Dar(4)(6)  . . . . . . . . . . . . . . . . . . . . . . . . . .       172,500                2.0
David E.K. Frischkorn, Jr.(4)(7)  . . . . . . . . . . . . . . . . . . .        47,500                 *
Mark G. Harrington(4)(8)  . . . . . . . . . . . . . . . . . . . . . . .       938,218               10.6
Ambrose K. Monell(4)  . . . . . . . . . . . . . . . . . . . . . . . . .        41,421                 *
Herbert L. Oakes, Jr.(4)  . . . . . . . . . . . . . . . . . . . . . . .        22,500                 *
Gary S. Peck(4) . . . . . . . . . . . . . . . . . . . . . . . . . . . .       122,750                1.4
James H. Rawls(4) . . . . . . . . . . . . . . . . . . . . . . . . . . .        23,100                 *
Francis H. Roth(4)  . . . . . . . . . . . . . . . . . . . . . . . . . .       148,125                1.7
Robert A. Shore(4)(9) . . . . . . . . . . . . . . . . . . . . . . . . .     1,108,084               11.7
AGF Management Ltd.(10) . . . . . . . . . . . . . . . . . . . . . . . .       692,500                8.0
Bakersfield Energy Resources, Inc.(11)  . . . . . . . . . . . . . . . .     1,098,084               11.6
Granite Capital L.P.(12)  . . . . . . . . . . . . . . . . . . . . . . .       612,092                6.9
Pecks Management Partners Ltd.(13)  . . . . . . . . . . . . . . . . . .     1,100,000               12.7
Trust Company of the West(14) . . . . . . . . . . . . . . . . . . . . .     1,728,009               19.4
Wellington Management Company(15) . . . . . . . . . . . . . . . . . . .       507,900                5.9
All Directors and Officers as a group
  (20 persons)(5)(6)(7)(8)(9)(16) . . . . . . . . . . . . . . . . . . .     3,785,548               36.8
- ----------------

* Less than 1%

(1) Information with respect to beneficial ownership is based on information publicly available or furnished to the Company by each person included in this table.

(2) Includes, in each case, shares deemed beneficially owned by such persons or entities pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, because such persons or entities have the right to acquire such shares within 60 days upon the exercise of stock options or similar rights or because such persons or entities have or share investment or voting power with respect to such shares.

(3) The business address of Harrington and Company International Incorporated is 4400 Post Oak Parkway, Suite 2220, Houston, Texas 77027. Such amount includes (i) 372,305 shares held by Harrington and Company EV Fund I, Ltd., and (ii) 309,868 shares held by Harrington and Company EV Fund II, Ltd. (71,429 shares of which are issuable within 60 days upon conversion of Series A Preferred Stock held by Harrington and Company EV Fund II, Ltd.), of which limited partnerships Harrington and Company International Incorporated is the general or managing partner. The shares held by each such limited partnership are also deemed to be beneficially owned by such limited partnership. Harrington and Company International Incorporated disclaims beneficial ownership of such shares.

(4)      Includes 22,500, 10,000, 22,500, 22,500, 184,500, 22,500, 22,500,
         92,750, 22,500, 90,000 and 10,000 shares for Messrs. Connolly, Cresci, Dar, Frischkorn, Harrington, Monell, Oakes, Peck, Rawls, Roth and Shore, respectively, purchasable within 60 days upon the exercise of stock options.

(5) Includes 1,100,000 shares and votes deemed to be beneficially owned by Pecks Management Partners Ltd., of which Mr. Cresci is a managing director (See Footnote 13). As a result, Mr. Cresci may be deemed to share voting and investment power with respect to such shares. Mr. Cresci disclaims beneficial ownership of such shares.

(6) Includes 150,000 shares purchasable within 60 days upon the exercise of options held by Jefferson Gas Systems, Inc. of which Mr. Dar is the Chief Executive Officer and a Director. Such option is exercisable only upon the Company's exercise of its option to purchase 150,000 Common Shares of Jefferson Gas Systems, Inc.

(7) Includes 25,000 shares issuable within 60 days upon the exercise of options held by Rauscher Pierce Refsnes, Inc., of which Mr. Frischkorn is a Senior Vice President and Managing Director. As a result, Mr. Frischkorn may be deemed to share voting and investment power with respect to such shares. Mr. Frischkorn disclaims beneficial ownership of such shares.

(8) Mr. Harrington is the Chief Executive Officer and Chairman of the Board of Directors of the Company. The number of shares indicated includes 729,968 shares deemed to be beneficially owned by Harrington and Company International Incorporated (see footnote 3 above) of which Mr. Harrington is the majority stockholder, the President and a director. As a result, voting and investment power over such shares may be deemed to be shared between Mr. Harrington and Harrington and Company International Incorporated. Mr. Harrington disclaims beneficial ownership of such shares.

(9) Includes 1,098,084 shares deemed to be beneficially owned by Bakersfield Energy Resources, Inc., of which Mr. Shore is the Chief Executive Officer and a director (see Footnote 11). As a result, Mr. Shore may be deemed to share voting and investment power with respect to such shares. Mr. Shore disclaims beneficial ownership of such shares.

(10) The principal business address for AGF Management Ltd. is P.O. Box 50, Toronto Dominion Bank Tower, 31st Floor, Toronto, Ontario M5K 1E9. Includes 550,000 shares beneficially owned by AGF Growth Equity Fund and 142,500 shares beneficially owned by AGF Canadian Resources Fund. AGF Management Ltd. is the investment manager of AGF Growth Equity Fund and AGF Canadian Resources Fund and as such has shared voting and investment power over all of such shares. AGF Management Ltd. disclaims beneficial ownership of all of such shares.

(11) The principal business address for Bakersfield Energy Resources, Inc. is 2131 Mars Court, Bakersfield, California 93308. Includes 857,143 shares of common stock issuable to Bakersfield Gas, L.P. upon its conversion of 30,000 shares of Series E Preferred Stock, of which limited partnerships Bakersfield Energy Resources, Inc. is the general or managing partner. The shares held by each such limited partnership are also deemed to be beneficially owned by such limited partnership.

(12) The principal business address for Granite Capital L.P. is 375 Park Avenue, 18th Floor, New York, New York 10152. Includes 256,400 shares of common stock issuable within 60 days upon conversion of 10,000 shares of the Series C Preferred Stock. Also includes 45,000 shares beneficially owned by an affiliate of Granite Capital L.P. and 3,000 shares beneficially owned by certain managed accounts for which Granite Capital is the investment manager and shares voting and investment power. Granite Capital L.P. disclaims beneficial ownership of such 3,000 shares.

(13) The principal business address for Pecks Management Partners Ltd. is One Rockefeller Plaza, New York, New York 10020. As investment manager for such clients, Pecks Management Partners Ltd. may be deemed to share voting and investment power with respect to such shares.

(14) The business address of Trust Company of the West ("TCW") is 865 South Figueroa, Suite 1800, Los Angeles, CA 90017. Includes 253,650 shares purchasable within 60 days upon the exercise of a warrant held by TCW. Includes 1,474,359 shares beneficially owned by a General Mills pension fund, which shares TCW controls voting and investment power as Investment Manager and Custodian. TCW disclaims beneficial ownership of the 1,474,359 shares.

(15) The principal business address for Wellington Management Company is 75 State Street, Boston, Massachusetts 02109. Such shares are also deemed beneficially owned by Wellington Trust Co., N.A., a subsidiary of Wellington Management Company.

(16) Includes 1,645,822 shares purchasable within 60 days upon the exercise of stock options and warrants and the conversion of convertible preferred stock held or deemed to be owned by all officers and directors.

         Holders of the Company's Series B, C and E Preferred Stock have certain voting rights, including the right to vote together with the holders of the common stock on all matters voted upon by the holders of the common stock. In all such matters, holders of the Series B, C and E Preferred Stock have the number of votes per share of such preferred stock equal to the whole number of shares of common stock into which each share of such preferred stock is convertible. The outstanding shares of Series B Preferred Stock are held by
(i) Citibank, N.A., as Trustee for the United Technologies Corporation Master Retirement Trust, United Technologies Building, Hartford, Connecticut 06101 (25%), (ii) Bankers Trust Company, as Trustee of the Hughes Aircraft Company Retirement Plan, 7200 Hughes Terrace, Los Angeles, California 90045-0066 (25%), and (iii) Bankers Trust Company, as Trustee of the GTE Service Corporation Plan for Employees' Pensions, One Stamford Place, Stamford, Connecticut 06904 (50%). All of the outstanding shares of the Series C Preferred Stock are held by Granite Capital Partners, L.P., 666 Fifth Avenue, 33rd Floor, New York, New York 10103. All outstanding shares of the Series E Preferred Stock are held by Bakersfield Gas, L.P., 2131 Mars Court, Bakersfield, California 93308.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation earned during 1994 by the Company's Chief Executive Officer and each of the Company's two other most highly compensated executive officers (collectively, the "Named Executive Officers") based on salary and bonus earned in 1994:


                           SUMMARY COMPENSATION TABLE

                                                                                          Long Term
                                                      Annual Compensation                   Awards
                                               -----------------------------------   ---------------------
                                                                                                     All
                                                                      Other Annual   Securities      Other
      Name and                                                          Compen-      Underlying     Compen-
 Principal Position                 Year       Salary      Bonus      sation (1)     Options (2)   sation(3)
 ------------------                 ----       ------      -----      ------------   -----------   ---------
 Mark G. Harrington  . . . . . .    1994    $  190,000   $ 62,500       $   -0-        148,750      $   3,699
   Chairman of the Board            1993       190,000      7,917           -0-         40,000          3,455
   and Chief Executive
   Officer

 Francis H. Roth . . . . . . . .    1994       125,000     32,500           -0-         75,625          5,113
   President and Chief              1993       125,000      5,208           -0-         25,000          4,779
   Operating Officer

 Gary S. Peck  . . . . . . . . .    1994       100,000     17,500           -0-         42,500          2,306
   Vice President -- Finance,       1993       100,000      4,167           -0-         17,500          2,156
   Chief Financial Officer
   and Secretary

________________

(1) Does not include perquisites and other personal benefits because the value of these items did not exceed the lesser of $50,000 or 10% of reported salary and bonus of any of the Named Executive Officers.

(2) No stock appreciation rights ("SARs") were granted to any of the Named Executive Officers during 1993 and 1994.

(3) Such amounts were premiums paid by the Company for annual disability insurance for each such officer.

STOCK OPTION GRANTS DURING 1994

    The following table provides details regarding stock options granted to the Named Executive Officers in 1994. The Company does not have any outstanding SARs.

                             OPTION GRANTS IN 1994

                                 Number of             % of Total
                                 Securities         Options Granted
                             Underlying Options      to Employees      Exercise or Base
 Name                          Granted (#)(1)          in 1994          Price ($/Sh)(2)     Expiration Date
 ------------------          ------------------     ---------------     ---------------     ---------------

 Mark G. Harrington               125,000                48.1%               $3.71            July 6, 1999

 Francis H. Roth                   60,000                23.1%               $3.38            July 6, 1999

 Gary S. Peck                      30,000                11.5%               $3.38            July 6, 1999

- --------------
(1) Fifty percent of the options were vested immediately upon grant and the remaining 50% become exercisable upon a successful completion of the sale of a secondary public sale of the Company's equity securities. If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an option the optionee will be entitled to purchase, in lieu of the number and class of shares of Common Stock then covered by such option, the number and class of shares of stock and securities to which the optionee would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the optionee had been the holder of record of the number of shares of Common Stock then covered by such option. If there is a Corporate Change, as defined in the 1994 Stock Option Plan, then the Stock Option and Compensation Committee, acting in its sole discretion, has the following alternatives, which may vary among individual optionees: (1) accelerate the time at which options then outstanding may be exercised, (2) require the surrender to the Company by selected optionees of some or all of the outstanding options held by such optionees, in which event the Committee will thereupon cancel such options and pay to each optionee a certain amount of cash or (3) make such adjustments to the options then outstanding as the Committee deems appropriate to reflect such Corporate Change. Any adjustment provided for pursuant to this paragraph will be subject to any required stockholder action.

(2) The exercise price per share with respect to the stock options granted to Messrs. Roth and Peck in 1994 is equal to the closing bid price of the Common Stock on the date of grant thereof, as quoted by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"). Pursuant to the terms of the 1994 Stock Option Plan, because Mr. Harrington is deemed to own more than 10% of the Common Stock, the exercise price per share of all options granted to him in 1994 was 110% of the closing bid price of the Common Stock on the date of grant thereof, as quoted by NASDAQ.

1994 OPTION EXERCISES AND OUTSTANDING STOCK OPTION VALUES AS OF
DECEMBER 31, 1994

    The following table shows the number of shares acquired by the Named Executive Officers upon their exercise of stock options during 1994, the value realized by such Named Executive Officers upon such exercises, the number of shares of Common Stock covered by both exercisable and non-exercisable stock options as of December 31, 1994 and their values at such date.


                      AGGREGATED OPTION EXERCISES IN 1994
                     AND OPTION VALUES AT DECEMBER 31, 1994


                                                                     Number of Securities
                                Shares                              Underlying Unexercise           Value of Unexercised
                              Acquired on     Value Realized             Options at                In-the-Money Options at
 Name                         Exercise (#)       ($) (1)            December 31, 1994 (#)          December 31, 1994 ($)(2)
 --------------------------   ------------    --------------    -----------------------------    ------------------------------
                                                                Exercisable     Unexercisable    Exercisable      Unexercisable
                                                                -----------     -------------    -----------      -------------
 Mark G. Harrington                -0-               N/A          184,500           82,500         24,000             -0-

 Francis H. Roth                   -0-               N/A           90,000           42,500         24,000             -0-

 Gary S. Peck                     15,000           21,563          92,750           23,750         44,000             -0-

- ----------------------

(1) The closing bid price of the Common Stock as quoted by NASDAQ on September 30, 1994, the date of exercise of such options, was $3.625. The value realized is calculated on the basis of the difference between the exercise price of such options and $3.625, multiplied by the number of shares of Common Stock issued upon exercise. The exercise price of the options exercised by Mr. Peck was $2.1875 per share.

(2) On December 31, 1994, the closing bid price of the Common Stock as quoted by NASDAQ was $3.00 per share. Value is calculated on the basis of the difference between the option price and $3.00, multiplied by the number of shares of Common Stock granted at that option price. The option price for exercisable options granted to Mr. Harrington, Mr. Roth and Mr. Peck covering 30,000, 30,000 and 55,000 shares, respectively, is $2.20 per share. The option prices for the remaining exercisable options and all of the unexercisable options are higher than $3.00 and therefore no value is ascribed to such options in the above table.

1994 RESTRICTED SHARE GRANTS AND RESTRICTED SHARE VALUES AS OF
DECEMBER 31, 1994

    The following table shows the number of restricted shares of common stock granted to the Named Executive Officers during 1994 and their values at December 31, 1994:

                      RESTRICTED STOCK GRANTS IN 1994 AND
                  RESTRICTED STOCK VALUES AT DECEMBER 31, 1994


                                                                                     Number and Value of
                                                                                     Restricted Shares at
                                                  Restricted        Restricted        December 31, 1994
                                                    Shares         Share Value      -----------------------
                     Name                         Granted (#)          ($)          Shares (#)    Value ($)
 -------------------------------------------      -----------      -----------      ----------    ---------
 Mark G. Harrington  . . . . . . . . . . . .        23,750            95,000          23,750        71,250

 Francis H. Roth . . . . . . . . . . . . . .        15,625            62,500          15,625        46,875

 Gary S. Peck  . . . . . . . . . . . . . . .        12,500            50,000          12,500        37,500
- ---------------------

(1) The Restricted Shares may not be sold, tendered, assigned, transferred, pledged or otherwise encumbered prior to the earliest of April 28, 1997 (lapse date), the date of a grantee's death or disability, or the date of a "Change of Control" of the Company, as defined in the Restricted Stock Agreement. In the event that a grantee terminates employment with the Company prior to the lapse date, the Restricted Shares shall revert back to the Company; provided, however, in the event a grantee is involuntarily terminated for any reason other than cause, the Compensation Committee of the Board of Directors of the Company administering this Agreement may, at its sole discretion, determine to release a prorated number of Restricted Shares, based on the number of months of active employment service during the restriction period, as a percentage of the total months of the restriction period.

(2) The Restricted Share value is calculated by multiplying the number of Restricted Shares granted by the "Current Stock Price" per share, as defined and set out in a specified formula, equal to the high bid price of the common stock as quoted by NASDAQ on April 28, 1994, which was $4.00 per share.

(3) The value of Restricted Shares at December 31, 1994 is calculated by multiplying the number of Restricted Shares by the December 31, 1994 closing bid price of the common stock as quoted by NASDAQ, which was $3.00 per share.

                       TRANSACTIONS WITH RELATED PARTIES

    The Company completed an agreement with Bakersfield Gas, L.P. in June 1995 for the exchange of a warrant to purchase 1,000,000 shares of Common Stock for 182,500 shares of Common Stock of the Company. Robert A. Shore, one of the Company's directors, is the Chief Executive Officer of Bakersfield Energy Resources, Inc., the general partner of Bakersfield Gas, L.P.

    The Company completed an agreement with the Series D Holders, on July 24, 1995, for the exchange of warrants to purchase 3,424,666 shares of Common Stock for 1,100,000 shares of Common Stock of the Company. Robert J. Cresci, one of the Company's directors, is a managing director of Pecks Management Partners Ltd., the investment advisor to the Series D Holders.

    The Company has made loans from time to time to Mark G. Harrington, Chief Executive Officer, Chairman of the Board of Directors and stockholder of the Company. Total loans made to Mr. Harrington during 1991 aggregated $35,000 and total loans made to Mr. Harrington during 1992 were $40,000. In lieu of payment of a cash bonus to Mr. Harrington for his performance in 1992, the Company forgave $25,000 of such loans. No such loans were made during 1994. Total loans outstanding to Mr. Harrington on April 30, 1995 were $15,000. All loans to Mr. Harrington carry an interest rate of 10% simple interest per annum.

    The Company incurred expenses of approximately $150,000 in 1994 for investment banking advice to the investment banking firm of Rauscher Pierce Refsnes, Inc., of which David E.K. Frischkorn, Jr., a director of the Company, is a Managing Director.

    Vinod K. Dar, one of the Company's directors, was the Chairman of the Board of Directors and Chief Executive Officer of Sunrise Energy Services, Inc. ("Sunrise Energy") from October 1992 to October 1994. As part of the Company's acquisition of the Bakersfield Properties, the Company was assigned an interest in a previously existing gas marketing contract with Sunrise Energy Marketing Company ("Sunrise Marketing"), a subsidiary of Sunrise Energy, whereby Sunrise Marketing agreed to pay $1.97 per one million British thermal units ("MMBtu") for the delivery of 2,250 MMBtu of gas per day from the Bakersfield Properties during June, July and August of 1994. As of December 20, 1994, Sunrise Marketing owed the Company approximately $92,000 for gas delivered by the Company during the term of such contract. On November 15, 1994, Sunrise Marketing filed a voluntary petition for protection under Chapter 11, Title 11 of the United States Bankruptcy Code. The $92,000 amount owed to the Company by Sunrise Marketing is an unsecured claim and, as such, the Company is unable to determine whether such amount will be paid and if such amount is paid in full or in part, when such amount will be paid.

                              SECTION 16 REPORTING

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership to the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% stockholders are required by the Commission regulations to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 1, 1994 to December 31, 1994 all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with.

                             STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 1996 Annual Meeting of Stockholders must be received by the Company at its principal executive office by February 1, 1996, in order for such proposals to be included in the Company's proxy statement and form of proxy for such meeting. Stockholders submitting such proposals are requested to address them to the Secretary, HarCor Energy, Inc., 4400 Post Oak Parkway, Suite 2220, Houston, Texas 77027. It is suggested that such proposals be sent by certified mail, return receipt requested.

                              INDEPENDENT AUDITORS

    Arthur Andersen & Co. has been selected to serve as the Company's independent auditors for 1995. Representatives of that firm will be present at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement if they so desire.

                                 OTHER MATTERS

    The Company knows of no other matters to be presented at the Annual Meeting, but if any other matters should properly come before the meeting, it is intended that the persons named in the accompanying proxies will vote the same in accordance with their best judgment.

    The Company hereby incorporates by reference into this Proxy Statement the following information from its Annual Report on Form 10-K which is included in the HarCor Energy, Inc. 1994 Annual Report being delivered herewith:
Management's Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and the Notes thereto.

    ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.


                                        By Order of the Board of Directors



                                                    Gary S. Peck
                                                    Secretary

Houston, Texas
September 1, 1995

PROXY                        HARCOR ENERGY, INC.
                        Proxy for 1995 Annual Meeting


              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

  The undersigned hereby appoints Mark G. Harrington, Gary S. Peck, Francis
H. Roth, and each of them, with or without the others, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the 1995 Annual Meeting of Stockholders of HarCor Energy, Inc. (the "Company"), to be held in Houston, Texas on September 26, 1995, at 10:00 a.m. (local time) and all adjournments and postponements thereof as follows:

                PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                    PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                            I plan to attend
                                                               the meeting.
                                                                    / /

This Proxy will be voted as you specify above. If no specification is made, this Proxy will be voted with respect to item (1) FOR the nominees listed and FOR proposal (2), above. Receipt of the Notice of the 1995 Annual Meeting and the related Proxy Statement is hereby acknowledged.

1. Election of Directors

                                               WITHHOLD
               FOR                             AUTHORITY
   all nominees listed below                to vote for all
   (except as marked to the                 nominees listed
        contrary below)                           below

              / /                                  / /

2. In their discretion, upon any other business which may properly come before said meeting.

                     FOR          AGAINST         ABSTAIN
                     / /            / /             / /

(INSTRUCTION: To withhold authority to vote for any individual nominees strike a line through the nominee's name in the list below.)

Herbert L. Oakes, Jr. (Class I)
Francis H. Roth (Class I)
Ambrose K. Monell (Class II)


                                  Please sign your name exactly as it appears hereon. Joint owners must each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as it appears herein. If held by a corporation, please sign in the full corporate name by the president or other authorized officer.


                                  Dated:                                 , 1995
                                         --------------------------------


                                  ---------------------------------------------
                                                    Signature


                                  ---------------------------------------------
                                             Signature, if jointly held